News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

P&G ANNOUNCES FISCAL YEAR 2022 THIRD QUARTER RESULTS
Net Sales +7%; Organic Sales +10%;
Diluted and Core EPS $1.33, each +6%
RAISES FISCAL YEAR 2022 SALES GUIDANCE, MAINTAINS EPS GROWTH RANGE

CINCINNATI, April 20, 2022 - The Procter & Gamble Company (NYSE:PG) reported third quarter fiscal year 2022 net sales of $19.4 billion, an increase of seven percent versus the prior year. Excluding the impacts of foreign exchange, acquisitions and divestitures, organic sales increased 10%. Diluted net earnings per share were $1.33, an increase of six percent versus prior year EPS.

Operating cash flow was $3.2 billion for the quarter. Adjusted free cash flow productivity was 74%. The Company returned over $3.4 billion of cash to shareholders via approximately $2.2 billion of dividend payments and $1.2 billion of common stock repurchases.

$ billions, except EPS
Third Quarter
GAAP	2022	2021	% Change	Non-GAAP*	2022	2021	% Change
Net Sales	19.4	18.1	7%	Organic Sales	n/a	n/a	10%
Diluted EPS	1.33	1.26	6%	Core EPS	1.33	1.26	6%
*Please refer to Exhibit 1 - Non-GAAP Measures for the definition and reconciliation of these measures to the related GAAP measures.

“We delivered another quarter with strong sales growth and made sequential earnings growth progress despite significant and increasing cost headwinds,” said Jon Moeller, President and Chief Executive Officer. “These results enable us to raise our top-line growth outlook for the fiscal year and to maintain our EPS guidance range. Our focus remains on the strategies of superiority, productivity, constructive disruption and continually improving P&G’s organization and culture. These strategies have enabled us to build and sustain strong momentum. They remain the right strategies to manage through the near-term cost and operational challenges we’re facing and to deliver long-term balanced growth and value creation.”

January - March Quarter Discussion

Net sales in the third quarter of fiscal year 2022 were $19.4 billion, a seven percent increase versus the prior year. Organic sales, which exclude the impacts of foreign exchange and acquisitions and divestitures, increased 10%. The organic sales increase was driven by a three percent increase in shipment volumes, five percent from increased pricing, and a two percent increase from positive geographic and product mix.

January - March 2022	Volume	Foreign Exchange	Price	Mix	Other (2)	Net Sales	Organic Volume	Organic Sales
Net Sales Drivers (1)
Beauty	—%	(2)%	4%	—%	—%	2%	(1)%	3%
Grooming	1%	(5)%	6%	1%	—%	3%	1%	8%
Health Care	8%	(3)%	3%	5%	—%	13%	8%	16%
Fabric & Home Care	4%	(3)%	5%	1%	—%	7%	5%	10%
Baby, Feminine & Family Care	2%	(3)%	5%	2%	1%	7%	2%	10%
Total P&G	3%	(3)%	5%	2%	—%	7%	3%	10%
(1)Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.
(2)Other includes the sales mix impact from acquisitions and divestitures and rounding impacts necessary to reconcile volume to net sales.

•Beauty segment organic sales increased three percent versus year ago. Skin and Personal Care organic sales increased low single digits due to increased pricing and market growth, partially offset by negative product mix. Hair Care organic sales increased low single digits driven by increased pricing partially offset by pandemic-related volume slowdowns.
•Grooming segment organic sales increased eight percent versus year ago. Shave Care organic sales increased double digits due to innovation, market growth, increased pricing and positive mix from growth of premium products and developed markets. All regions grew organic sales. Appliances organic sales decreased low single digits, versus a base period that benefited from a pandemic-related consumption increase of in-home shavers and stylers.
•Health Care segment organic sales increased 16% versus year ago. Oral Care organic sales increased high single digits due to continued growth of premium products and increased pricing. Personal Health Care organic sales increased more than 30% due to a stronger cough, cold and flu season versus the prior year, and innovation in sleep and digestive wellness. All regions grew organic sales.
•Fabric and Home Care segment organic sales increased 10% versus year ago. Fabric Care organic sales increased double digits led by strong growth behind premiumization, innovation and increased pricing. Home Care organic sales increased mid-single digits due to increased pricing, versus a base period that benefited from a pandemic-related consumption increase of cleaning products.
•Baby, Feminine and Family Care segment organic sales increased 10% versus year ago. Baby Care organic sales increased double digits due to market growth, innovation and increased pricing. Feminine Care organic sales increased double digits driven by innovation, market growth, positive product mix and increased pricing. Organic sales grew in all regions. Family Care organic sales increased mid-single digits due to increased pricing.

Diluted net earnings per share increased by six percent to $1.33, driven by higher net sales and a reduction in shares outstanding partially offset by a slight decline in operating margin. Currency-neutral EPS were up 10% versus the prior year EPS.

Gross margin for the quarter decreased 400 basis points versus year ago, 380 basis points on a currency-neutral basis. The decline was driven by 410 basis points of increased commodity costs, 80 basis points of higher freight costs, 30 basis of product/package reinvestments and 130 basis points of negative product mix. These were partially offset by benefits of 220 basis points from increased pricing and 50 basis points from gross productivity savings and other impacts.

Selling, general and administrative expense (SG&A) as a percentage of sales decreased 380 basis points versus year ago, 400 basis points on a currency-neutral basis. The decrease was driven by 270 basis points of leverage benefit due to increased sales and 130 basis points of gross productivity savings from overhead and marketing expenses.

Operating margin for the quarter decreased 10 basis points versus the prior year and increased 20 basis points on a currency-neutral basis. Operating margin included gross productivity cost savings of 170 basis points.

Fiscal Year 2022 Guidance
P&G raised its outlook for fiscal 2022 all-in sales growth from a range of three to four percent to a range of four to five percent versus the prior fiscal year. The Company also raised its guidance for organic sales growth from a range of four to five percent to a range of six to seven percent. Foreign exchange is now expected to be a two percentage point headwind to all-in sales growth for the fiscal year.

P&G confirmed its outlook for fiscal 2022 GAAP diluted net earnings per share growth in the range of six to nine percent versus fiscal 2021 GAAP EPS of $5.50. The Company continues to expect core earnings per share growth for fiscal 2022 in the range of three to six percent versus fiscal 2021 Core EPS of $5.66. The Company added that given increased cost and foreign exchange challenges, it now expects to be at the low end of the fiscal year core EPS growth range at three percent.

P&G said its current fiscal 2022 outlook includes headwinds of $2.5 billion after-tax from higher commodity costs, $400 million after-tax from higher freight costs and $300 million after-tax from negative foreign exchange impacts. Combined, these items are a $3.2 billion after-tax headwind, or approximately $1.26 per share, to fiscal 2022 earnings versus fiscal 2021. The $3.2 billion headwind is an increase of $400 million after-tax versus guidance provided in January, with much of this increase affecting the Company’s fiscal fourth quarter.

The Company is not able to reconcile its forward-looking non-GAAP cash flow measure and tax rate measures without unreasonable efforts because the Company cannot predict the timing and amounts of discrete cash items, such as acquisitions, divestitures, or impairments, which could significantly impact GAAP results.

P&G continues to estimate a core effective tax rate in the range of 18% to 19% in fiscal 2022.

Capital spending is estimated to be in the range of four percent to five percent of fiscal 2022 net sales.

P&G continues to expect adjusted free cash flow productivity of 95% and now expects to pay over $8 billion in dividends and to repurchase approximately $10 billion of common shares in fiscal 2022. Combined, P&G plans to return over $18 billion of cash to shareowners in the fiscal year.

Forward-Looking Statements
Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except to the extent required by law.
Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or to our banking partners or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to various factors, including ones outside of our control, such as natural disasters, acts of war (including the Russia-Ukraine War) or terrorism or disease outbreaks; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits, evolving digital marketing and selling platform requirements and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy, packaging content, supply chain practices or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, contract manufacturers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information and operational technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage current and expanding regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, product and packaging composition, intellectual property, labor and employment, antitrust, privacy and data protection, tax, environmental, due diligence, risk oversight and accounting and financial reporting) and to resolve new and pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited; and (17) the ability to successfully manage the demand, supply and operational challenges associated with a disease outbreak, including epidemics, pandemics or similar widespread public health concerns (including COVID-19). For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands. For other P&G news, visit us at http://www.pg.com/news.
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P&G Media Contacts:
Erica Noble, 513.271.1793
Jennifer Corso, 513.983.2570
P&G Investor Relations Contact:
John Chevalier, 513.983.9974

Category: PG-IR

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information
	Three Months Ended March 31
	2022	2021	% Chg
NET SALES	$19,381	$18,109	7%
Cost of products sold	10,326	8,922	16%
GROSS PROFIT	9,055	9,187	(1)%
Selling, general and administrative expense	5,031	5,402	(7)%
OPERATING INCOME	4,024	3,785	6%
Interest expense	(109)	(106)	3%
Interest income	9	11	(18)%
Other non-operating income/(expense), net	147	187	(21)%
EARNINGS BEFORE INCOME TAXES	4,071	3,877	5%
Income taxes	704	628	12%
NET EARNINGS	3,367	3,249	4%
Less: Net earnings/(loss) attributable to noncontrolling interests	12	(20)	(160)%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$3,355	$3,269	3%

EFFECTIVE TAX RATE	17.3%	16.2%

NET EARNINGS PER SHARE (1)
Basic	$1.37	$1.30	5%
Diluted	$1.33	$1.26	6%

DIVIDENDS PER COMMON SHARE	$0.8698	$0.7907
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,530.2	2,590.3

COMPARISONS AS A % OF NET SALES			Basis Pt Chg
Gross profit	46.7%	50.7%	(400)
Selling, general and administrative expense	26.0%	29.8%	(380)
Operating income	20.8%	20.9%	(10)
Earnings before income taxes	21.0%	21.4%	(40)
Net earnings	17.4%	17.9%	(50)
Net earnings attributable to Procter & Gamble	17.3%	18.1%	(80)
(1)Basic net earnings per share and Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions) Consolidated Earnings Information
	Three Months Ended March 31, 2022
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) Before Income Taxes	% Change Versus Year Ago	Net Earnings	% Change Versus Year Ago
Beauty	$3,389	2%	$792	10%	$644	12%
Grooming	1,481	3%	353	12%	290	13%
Health Care	2,662	13%	625	29%	485	29%
Fabric & Home Care	6,699	7%	1,275	(5)%	969	(6)%
Baby, Feminine & Family Care	4,935	7%	1,091	(4)%	836	(4)%
Corporate	215	N/A	(65)	N/A	143	N/A
Total Company	$19,381	7%	$4,071	5%	$3,367	4%

	Three Months Ended March 31, 2022
Net Sales Drivers (1)	Volume	Organic Volume	Foreign Exchange	Price	Mix	Other (2)	Net Sales
Beauty	—%	(1)%	(2)%	4%	—%	—%	2%
Grooming	1%	1%	(5)%	6%	1%	—%	3%
Health Care	8%	8%	(3)%	3%	5%	—%	13%
Fabric & Home Care	4%	5%	(3)%	5%	1%	—%	7%
Baby, Feminine & Family Care	2%	2%	(3)%	5%	2%	1%	7%
Total Company	3%	3%	(3)%	5%	2%	—%	7%
(1)Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.
(2)Other includes the sales mix impact from acquisitions and divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Statements of Cash Flows
	Nine Months Ended March 31
Amounts in millions	2022	2021
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	$10,288	$16,181
OPERATING ACTIVITIES
Net earnings	11,735	11,444
Depreciation and amortization	2,085	2,025
Loss on early extinguishment of debt	—	512
Share-based compensation expense	398	398
Deferred income taxes	(259)	(167)
Gain on sale of assets	(84)	(15)
Changes in:
Accounts receivable	(916)	(604)
Inventories	(1,252)	(399)
Accounts payable, accrued and other liabilities	1,347	1,049
Other operating assets and liabilities	(131)	(92)
Other	87	99
TOTAL OPERATING ACTIVITIES	13,010	14,250
INVESTING ACTIVITIES
Capital expenditures	(2,464)	(2,073)
Proceeds from asset sales	99	40
Acquisitions, net of cash acquired	(1,381)	—
Change in other investments	4	(10)
TOTAL INVESTING ACTIVITIES	(3,742)	(2,043)
FINANCING ACTIVITIES
Dividends to shareholders	(6,508)	(6,066)
Additions to short-term debt with original maturities of more than three months	10,146	6,238
Reductions in short-term debt with original maturities of more than three months	(8,163)	(3,805)
Reductions in other short-term debt	(849)	(5,814)
Additions to long-term debt	4,385	2,429
Reductions to long-term debt (1)	(2,776)	(4,889)
Treasury stock purchases	(8,753)	(8,009)
Impact of stock options and other	1,800	1,470
TOTAL FINANCING ACTIVITIES	(10,718)	(18,446)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(312)	65
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,762)	(6,174)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$8,526	$10,007
(1) Includes early extinguishment of debt costs of $512 during the nine months ended March 31, 2021.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Condensed Consolidated Balance Sheets
	March 31, 2022	June 30, 2021
Cash and cash equivalents	$8,526	$10,288
Accounts receivable	5,513	4,725
Inventories	7,101	5,983
Prepaid expenses and other current assets	2,276	2,095
TOTAL CURRENT ASSETS	23,416	23,091
Property, plant and equipment, net	21,323	21,686
Goodwill	40,710	40,924
Trademarks and other intangible assets, net	23,913	23,642
Other noncurrent assets	10,855	9,964
TOTAL ASSETS	$120,217	$119,307

Accounts payable	$14,175	$13,720
Accrued and other liabilities	10,324	10,523
Debt due within one year	9,902	8,889
TOTAL CURRENT LIABILITIES	34,401	33,132
Long-term debt	23,767	23,099
Deferred income taxes	6,543	6,153
Other noncurrent liabilities	9,760	10,269
TOTAL LIABILITIES	74,471	72,653
TOTAL SHAREHOLDERS' EQUITY	45,746	46,654
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$120,217	$119,307

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
The following provides definitions of the non-GAAP measures used in Procter & Gamble's April 20, 2022 earnings release and the reconciliation to the most closely related GAAP measures. Management believes that these non-GAAP measures provide useful perspective on underlying business trends and provide a supplemental measure of period-to-period financial results. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance. Management uses these non-GAAP measures in making operating decisions, allocating financial resources and for business strategy purposes. Certain of these measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The Company is not able to reconcile its forward-looking non-GAAP cash flow and tax rate measures because the Company cannot predict the timing and amounts of discrete items such as acquisition and divestitures, which could significantly impact GAAP results.
The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:
Early debt extinguishment charges: In the three months ended December 31, 2020, the Company recorded after tax charges of $427 million ($512 million before tax) due to early extinguishment of certain long-term debt. These charges represent the difference between the reacquisition price and the par value of the debt extinguished.
We do not view the above item to be part of our sustainable results and its exclusion from Core earnings measures provides a more comparable measure of year-on-year results. This item is also excluded when evaluating senior management in determining their at-risk compensation.
Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions and divestitures and foreign exchange from year-over-year comparisons. We believe this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis. This measure is used in assessing achievement of management goals for at-risk compensation.

Currency-neutral operating profit margin: Currency-neutral operating profit margin is a measure of the Company's operating margin excluding the incremental current year impact of foreign exchange. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.
Currency-neutral gross margin: Currency-neutral gross margin is a measure of the Company's gross margin excluding the incremental current year impact of foreign exchange. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.
Currency-neutral selling, general and administrative (SG&A) expense as a percentage of net sales: Currency-neutral SG&A expense as a percentage of net sales is a measure of the Company's selling, general and administrative expenses excluding the incremental current year impact of foreign exchange. Management believes this non-GAAP measure provides a supplemental perspective to the Company's operating efficiency over time.
Core EPS: Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share adjusted as indicated. Management views this non-GAAP measure as a useful supplemental measure of Company performance over time. This measure is also used when evaluating senior management in determining their at-risk compensation.
Currency-neutral EPS: Currency-neutral EPS is a measure of the Company's EPS excluding the incremental current year impact of foreign exchange. Management views this non-GAAP measure as a useful supplemental measure of Company performance over time.
Adjusted free cash flow: Adjusted free cash flow is defined as operating cash flow less capital spending. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. Management views adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investments.
Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings. Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes. This measure is also used in assessing the achievement of management goals for at-risk compensation. The Company's long-term target is to generate annual adjusted free cash flow productivity at or above 90%.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
	AS REPORTED (GAAP)	AS REPORTED (GAAP)
COST OF PRODUCTS SOLD	$10,326	$8,922
GROSS PROFIT	9,055	9,187
GROSS MARGIN	46.7%	50.7%
CURRENCY IMPACT TO GROSS MARGIN	0.2%
CURRENCY-NEUTRAL GROSS MARGIN	46.9%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	5,031	5,402
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	26.0%	29.8%
CURRENCY IMPACT TO SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(0.2)%
CURRENCY-NEUTRAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	25.8%
OPERATING INCOME	4,024	3,785
OPERATING PROFIT MARGIN	20.8%	20.9%
CURRENCY IMPACT TO OPERATING MARGIN	0.2%
ROUNDING	0.1%
CURRENCY-NEUTRAL OPERATING MARGIN	21.1%
NET EARNINGS ATTRIBUTABLE TO P&G	3,355	3,269

DILUTED NET EARNINGS PER COMMON SHARE (1)	$1.33	$1.26
CURRENCY IMPACT TO EARNINGS	$0.05
CURRENCY-NEUTRAL CORE EPS	$1.38
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,530.2	2,590.3
COMMON SHARES OUTSTANDING - March 31, 2022	2,399.3
(1) Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

CHANGE IN CURRENT YEAR REPORTED (GAAP) AND NON GAAP MEASURES VERSUS PRIOR YEAR REPORTED (GAAP) MEASURES
GROSS MARGIN	(400)	BPS
CURRENCY-NEUTRAL GROSS MARGIN	(380)	BPS
SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(380)	BPS
CURRENCY-NEUTRAL SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(400)	BPS
OPERATING PROFIT MARGIN	(10)	BPS
CURRENCY-NEUTRAL OPERATING PROFIT MARGIN	20	BPS
EPS	6%
CURRENCY-NEUTRAL EPS	10%

Organic sales growth:

January - March 2022	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other (1)	Organic Sales Growth
Beauty	2%	2%	(1)%	3%
Grooming	3%	5%	—%	8%
Health Care	13%	3%	—%	16%
Fabric & Home Care	7%	3%	—%	10%
Baby, Feminine & Family Care	7%	3%	—%	10%
Total P&G	7%	3%	—%	10%
(1)Acquisitions/Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Total P&G	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact/Other (1)	Organic Sales Growth
FY 2022 (Estimate)	+4% to +5%	+2%	+6% to +7%
(1)Acquisitions/Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.
Core EPS growth:

Total P&G	Diluted EPS Growth	Impact of Incremental Non-Core Items (1)	Core EPS Growth
FY 2022 (Estimate)	+6% to +9%	(3)%	+3% to +6%
(1)Includes net impact of prior year early debt extinguishment charges.
Adjusted free cash flow (dollar amounts in millions):

Three Months Ended March 31, 2022
Operating Cash Flow	Capital Spending	Adjusted Free Cash Flow
$3,246	$(747)	$2,499
Adjusted free cash flow productivity (dollar amounts in millions):

Three Months Ended March 31, 2022
Adjusted Free Cash Flow	Net Earnings	Adjusted Free Cash Flow Productivity
$2,499	$3,367	74%